EX-99.B5

Jackson National Life Insurance Company
Home Office: Lansing, Michigan
For application  questions or assistance,  please call  800/766-4683 (7am to 6pm
MT).

Application for the Perspective Advantage Fixed and Variable Annuity USE DARK INK ONLY

Owner
Name
Social Security Number  n
Tax I.D. Number   n
Date of Birth     Age      Sex
Address (Number and Street)
City     State    ZIP
Phone
Are you a U.S. citizen?
n  Yes      n  No

Joint Owner
(Proceeds will be distributed on death of first Owner. Spousal Joint Owner has option to continue contract in force.)
Name
Social Security Number/Federal I.D.
Date of Birth     Relationship to Owner
Are you a U.S. citizen?
n  Yes      n  No

Annuitant (If other than Owner)
Name (Print as desired in policy)
Social Security Number/Federal I.D.
Date of Birth              Sex
Address (Number and Street)
City     State    ZIP
Phone
Are you a U.S. citizen?
n  Yes      n  No

Joint Annuitant
Name
Social Security Number/Federal I.D.
Date of Birth     Sex
Are you a U.S. citizen?
n  Yes      n  No

The Beneficiary
PRIMARY NAME
Date of Birth     Relationship to Owner
Address
CONTINGENT NAME   Date of Birth     Relationship to Owner

DEATH BENEFIT OPTIONS Cannot be changed after issue.
(If not completed, the standard death benefit will be provided)
n  Standard       n   Optional Enhanced

Premium Payment
Initial Premium with application    $
Capital Protection Program

Capital Protection Program?    n  Yes   n  No
Which Guaranteed Account Option do you intend for the Capital Protection Program? n 1 year n 5 year Now that you have determined which Guaranteed Account Option you intend to use, indicate how you would like the balance of your initial investment allocated in the Premium Allocation Section below.

PREMIUM ALLOCATION (Whole percentages -must total 100%.)
         %        JNL(R)/Janus Aggressive Growth
         %        JNL/Janus Global Equities
         %        JNL/Alliance Growth
         %        JNL/J.P. Morgan International & Emerging Markets
         %        JNL/J.P. Morgan Enhanced S&P 500(R)Stock Index
         %        JNL/PIMCO Total Return Bond
         %        Goldman Sachs/JNL Growth & Income
         %        Lazard/JNL Small Cap Value
         %        Lazard/JNL Mid Cap Value
         %        PPM America/JNL Money Market
         %        Salomon Brothers/JNL Balanced
         %        Salomon Brothers/JNL Global Bond
         %        Salomon Brothers/JNL High Yield Bond
         %        T. Rowe Price/JNL International Equity Investment
         %        T. Rowe Price/JNL Mid-Cap Growth
         %        JNL/First Trust The DowSM Target 10
         %        JNL/S&P Conservative Growth
         %        JNL/S&P Moderate Growth
         %        JNL/S&P Aggressive Growth

Guaranteed Account Options
1 year ____%     5 year ____%
Subsequent payments will be invested as indicated in Premium Allocation above unless the Company is otherwise instructed.

ARIZONA RESIDENTS, PLEASE NOTE: RIGHT TO EXAMINE
On written request the Company will provide to the Contract Owner within a reasonable time, reasonable factual information regarding the benefits and provisions of this Contract. If for any reason the Contract Owner is not satisfied, the Contract may be returned to the Company or producer within 20 days after delivery, and the Contract Value less any Contract Enhancement (if applicable) will be returned.

VDA101 1/99
V3495 5/99

Will this annuity replace any existing life insurance or annuity?
n  Yes    n No      Details:
Company
Policy No.

Annuity Type
Plan Type
n Non-Tax Qualified
n IRA -- Individual
n IRA -- Custodial
n IRA -- SEP
n IRA -- Roth
n Contribution Year ________ n 401(k) Qualified Savings Plan n HR-10 (Keogh) Plan n Deferred Compensation n 403(b) TSA (Direct Transfer only) n Other __________________ Type of Transfer n IRC 1035 Exchange n Direct Transfer n Direct Rollover n Non-Direct Rollover n Roth Conversion

Income Date
Anticipated Income/Annuity Date:  _________________________
If Income Date is not specified age 90 (age 701/2 for Qualified Plans) will be used.

Rebalancing
Rebalancing to begin on____/____/____ (date).
Rebalancing to my Premium Allocation above should occur:
n Monthly   n Quarterly   n Semiannually   n Annually

Authorization for Telephone Transfers (Please initial)
I (We) hereby authorize telephone transfers, subject to the conditions set forth below:

            Yes             No
(If no election is indicated, the Company will default to Yes for transfers.) Jackson National Life Insurance Company (JNL) has procedures designed to provide reasonable assurance that telephone authorizations are genuine. Such procedures include requesting identifying information and tape recording telephone communications. If JNL fails to employ reasonable procedures to ensure that telephone authorizations are genuine, we may be held liable for such losses. Neither JNL nor its producers or representatives who act on its behalf shall be subject to any claim, loss, liability, cost or expense in connection with a telephone transfer if acted on in good faith in reliance on this authorization.

Dollar Cost Averaging
I (We) authorize the Company to transfer the following amount as indicated below (min. $100). Transfers are available from all variable accounts and the one-year Guaranteed Account Option. (Check transfer frequency.)
         n Monthly         n Quarterly      n Semiannually    n Annually
Please make the first transfer on ____/____/____ (m/d/y)
Source Fund       Target Fund       Amount
(One source fund only)
                                    $
                                    $
                                    $

IMPORTANT:  MAKE ALL CHECKS  PAYABLE  ONLY TO JACKSON  NATIONAL  LIFE  INSURANCE
COMPANY

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are full, complete and true.
2. I (We) certify that the Social Security or taxpayer identification number shown above is correct. 3. I (We) understand that annuity premiums, benefits, and surrender values, if any, when based on the investment experience of a separate account of JNL, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 4. I (We) have been given a current Prospectus for this variable annuity and for each Series listed above. 5. The Contract I (we) have applied for is suitable for my (our) insurance investment objective, financial situation and needs. 6. I understand the restrictions imposed by ss. 403 (b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 7. The Guaranteed Account Options are subject to an Excess Interest Rate Adjustment which may increase or decrease amounts payable or withdrawn, but the Guaranteed Account Contract Value will never decrease to less than the Guaranteed Account Minimum Value.

Dated and signed
at
         City     State
on

Signature of Owner
Signature of Joint Owner   Title
Signature of Annuitant if other than Owner

Producer/Representative's Full Name (Please print)   Phone No.
Address           City     State
Signature of Producer/Representative        (License No.  -- FL only)   Date
Broker/Dealer Name and No.                                   JNL Producer No.

ARKANSAS, COLORADO, KENTUCKY, MAINE, NEW MEXICO, OHIO AND PENNSYLVANIA RESIDENTS, PLEASE NOTE: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. In Colorado, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado division of Insurance within the Department of Regulatory Agencies. FLORIDA
RESIDENTS: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree. NEW JERSEY RESIDENTS: Any person who includes any false or misleading information on an insurance policy is subject to criminal and civil penalties.

Mail application and funds to:
Jackson National Life
Service Center
P.O. Box 378002
Denver, CO 80237-8002
Express mail to:
8055 E. Tufts Avenue, 2nd Floor
Denver, CO 80237
800/766-4683

VDA101 1/99
V3495  5/99